                            STOCK PURCHASE AGREEMENT


      THIS OPTION AND STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 14th day of June, 1996, by and among CHADMOORE WIRELESS GROUP, INC. ("Purchaser") and LIBERO LIMITED ("Seller").

                                    RECITALS

      A. Seller owns all of the issued and outstanding stock of CMRS Systems, Inc. ("CMRS") and 800 SMR Network, Inc. ("800"). CMRS and 800 are jointly referred to herein individually as a "Management Company" or jointly as the "Management Companies."

      B. The Management Companies are in the business of constructing and managing multi-channel trunked 800 MHz trunked Specialized Mobile Radio ("SMR") stations ("Stations").

      C. The Management Companies have entered into management agreements ("Management Agreement") with the companies listed on Exhibit A-1 and A-2, respectively, pursuant to which CMRS or 800, as the case may be, has agreed, in accordance with applicable FCC rules, regulations and policies (all of which are herein referred to as "FCC Rules"), to construct and manage all of the Stations for which the companies have received licenses from the Federal Communications Commission (the "FCC").

      D. The respective shareholders of the companies listed on Exhibit A-1 and A-2 (each of which companies is herein referred to as a "Licensee"), have offered to grant to CMRS or 800, as the case may be, options to acquire all of the stock of the Licensees, at such time as CMRS and 800 are qualified to hold the licenses in full compliance with section 310 of the Communications Act of 1934, as amended (the "Act").

      E. Seller owns all of the shares of each Management Company. The shares of CMRS are herein referred to as the "CMRS Shares" and the shares of 800 are herein referred to as "800 Shares." The CMRS Shares and the 800 Shares are jointly referred to as the "Shares."

      F. Seller desires to sell the Shares to Purchaser and the Purchaser desires to purchase the Shares from the Seller, for the price and upon the terms and conditions hereinafter set forth.

             NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

      1. Sale and Purchase of Shares. On the Closing Date (as defined in this Agreement) the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller the Shares pursuant to the terms and conditions hereof.

      2.     Purchase Price for Shares and Terms of Payment.

             A. The purchase price to be paid to the Seller by the Purchaser for the Shares shall be thirty four million seven hundred twelve thousand four hundred ninety-nine dollars ($34,712,499.00) (the "Purchase Price").

             B.    The Purchase Price shall be paid as follows:

                   (1) At Closing, the Purchaser shall pay three million five hundred forty seven thousand dollars ($3,547,000.00) to the Seller in immediately





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
available funds.

                   (2) At Closing, the Purchaser and Seller shall execute the Stock Option Agreement and the Offshore Securities Subscription Agreement, both in the form attached hereto as Exhibit B (jointly referred to as the "Stock Option Agreement" pursuant to which Purchaser shall grant to Seller the option to acquire eight million three hundred twenty three thousand eight hundred fifty seven (8,323,857) shares of its common stock. The parties agree that the value of the foregoing option is twenty nine million one hundred thirty three thousand four hundred ninety nine dollars ($29,133,499.00). The executed Stock Option Agreement shall be deposited with an escrow agent to be designated by the Seller ("Escrow Agent"), to be held in escrow pending completion of the condition precedent set forth in paragraph 9C hereof. The parties anticipate that such condition shall be satisfied on or before the business day immediately following Closing.

                   (3) At Closing, the Purchaser shall issue five hundred eight thousand (508,000) shares of its common stock, which shares have a value of two million thirty two thousand dollars ($2,032,000.00), to such person(s) as Seller shall direct; provided that the certificates representing all such shares shall contain the following restrictive legend:

              The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are restricted securities as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an





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
              effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of Chadmoore Wireless Group, Inc.

                    (4) Prior to the date of this Agreement, Licensees have expended substantial effort and financial resources and thereby caused the preparation of an Extended Implementation Authority Showing on behalf of the Licensees (the "Showing"). Licensees submitted the Showing to the FCC on June 4, 1996, and supplemented the Showing subsequent to this date. After Closing, Licensees, will continue their efforts to support the Showing and seek an extended period of time within which to construct the Stations. The grant of the extended period of time within which to construct the Stations will immediately inure significant additional value to the Stations, to the rights of the Management Companies under the Management Agreements, and to the value of stock of the Licensees and the Management Companies. Based on the foregoing, the parties have agreed that the Purchaser shall provide additional, but contingent, consideration to Seller as part of the Purchase Price.

                          If, pursuant to the Showing, the FCC grants to
Licensees an extended period of time within which to construct the Stations beyond the existing construction deadline of December 17, 1996, the option granted to Seller in the Stock Option Agreement shall be automatically increased to permit Seller to acquire an additional one million nine hundred eighty three thousand five hundred seventy one (1,983,571) shares of Purchaser's common stock (the "Additional





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
Underlying Shares"). The grant of an extended period of time within which to construct the Stations shall be evidenced by the FCC document that so states; and, the delivery of a true and correct copy of such FCC document to the Escrow Agent under the Stock Option Agreement shall automatically vest the Additional Underlying Shares in the option of Seller. The six month period to construct the Stations afforded by a denial of the Showing by the FCC shall not constitute a grant of extended period under this provision ("Six Month Period"); the grant by the FCC of an extended period must provide additional time to construct beyond the Six Month Period. The parties agree that the value of the Additional Underlying Shares in the option is six million nine hundred forty two thousand five hundred dollars ($6,942,500). If, however, the FCC denies the Licensees an extended period of time within which to construct the Stations, then the Additional Underlying Shares shall not vest in the option and Seller shall not be entitled to any additional consideration under this provision.

       3. Closing Date. Closing on the sale and purchase of the Shares shall be held at a mutually convenient date, but not later than June 14, 1996, at the offices of Keck, Mahin & Cate, 1201 New York Avenue, N.W., Washington, D.C., at a time to be mutually agreed upon; the date and time of the closing are referred to in this Agreement as the "Closing Date."

       4. Access to Corporate Records. Prior to or simultaneously with the execution hereof, and again prior to or simultaneously with the Closing hereunder, the Seller shall make available to Purchaser the following documents, all of which





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
the Seller represents and warrants to be true and accurate in all material respects on the date hereof and shall represent and warrant to be true and accurate in all material respects on the Closing Date:

             A. The Articles of Incorporation of each Management Company as well as any and all amendments thereto; the Bylaws of each Management Company, as well as any and all amendments thereto; the up to date minute book, stock records and stock transfer books of each Management Company; and up to date copies of any employee profit-sharing, pension, retirement, bonus and other benefit or welfare plans of each Management Company, if any; and copies of all other corporate records of each Management Company;

             B. Any books of account, payroll, social security and withholding records of each Management Company;

             C.     Copies of any financial records of each Management Company;

             D. A schedule of all of the liabilities of each Management Company, if any, as of the month ending immediately prior to the execution hereof and again as of the month immediately preceding the Closing Date; provided, however, that in connection with any loans to each Management Company, each Management Company also shall furnish a schedule which shall include the name and address of each creditor, the amount due each creditor as of the Closing Date and the nature of each liability and terms of repayment;

             E. Copies of any of each Management Company's insurance policies, and evidence showing that all such policies are current and in full force





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
and effect;

             F. A Certificate of Good Standing (dated no later than thirty days prior to the execution hereof or the Closing Date, as the case may be) issued by the Delaware Secretary of State and each state in which either Management Company is qualified to do business, with respect to the status of such Management Company;

             G. Copies of any outstanding promissory notes, mortgages, deeds of trust, if any, and/or any other evidence of any secured or unsecured debts, liabilities or obligations of each Management Company;

             H. Copies of any other material contracts or agreements (other than the Management Agreements) to which the Management Companies are parties;

             I. Copies of any business licenses maintained by each Management Company with respect to its business.

       5.    Representations and Warranties of Seller.

             Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

             A. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Man.

             B. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement will not violate any provisions of any agreement or the Articles of Association or other





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
documents governing the internal affairs of the Seller or result in the breach of, or constitute default under, any lease or indenture, mortgage, note, agreement or other agreement to which the Seller is a party or to which the property of the Seller is subject.

             C. All corporate actions required of the Seller for the consummation of the transaction contemplated hereby have been taken. All corporate reports and returns required to be filed by the Seller with the jurisdiction in which it is incorporated have been filed, or are in the process of being prepared for filing in a timely manner, and all of its minute books, stock record books and related corporate records are substantially current and complete.

             D. Each Management Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             E. The authorized capital stock of CMRS consists of one thousand (1,000) shares of common stock (with no par value) of which one thousand (1,000) shares have been validly issued and are outstanding prior to the execution hereof. There are no other classes of stock outstanding. All outstanding shares of common stock of CMRS were, at the time of issuance thereof, validly issued and are now fully-paid and non-assessable. There are no outstanding options, warrants, contracts, commitments or agreements of any kind relating to the capital stock of CMRS which might require the issuance by CMRS of additional shares of its capital stock.

             F. The authorized capital stock of 800 consists of one thousand (1,000) shares of common stock (with no par value) of which one thousand (1,000) shares have been validly issued and are outstanding prior to the execution hereof. There are no other classes of stock outstanding. All outstanding shares of common stock of 800 were, at the time of issuance thereof, validly issued and are now fully-paid and non-assessable. There are no outstanding options, warrants, contracts, commitments or agreements of any kind relating to the capital stock of 800 which might require the issuance by 800 of additional shares of its capital stock.

             G. Seller owns of record and beneficially the number of shares of common stock of each Management Company set forth in paragraphs E and F hereof, all of which are owned by it free and clear of all liens, encumbrances, options or adverse claims. The Seller has full power, capacity and authority validly to sell, transfer and deliver the Shares to the Purchaser and to vest in the Purchaser good and marketable title to the Shares, free and clear of all liens, encumbrances, options or adverse claims and all corporate action necessary to perform all obligations hereunder has been taken.

             H. Each Management Company holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or local authorities, necessary or appropriate for the conduct of its business and each Management Agreement is in full force and effect and there are no defaults by either party thereunder.

             I. The financial records of each Management Company delivered to the Company pursuant to paragraph 4 hereof (i) are in accordance with the books and records of such Management Company, and (ii) have been prepared in accordance with such Management Company's usual and customary accounting practices.

             J. Each Management Company is not, directly or indirectly, liable upon or with respect to (by discount, repurchase agreement or otherwise), or obligated in any way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any individual corporation, association, partnership, joint venture or other entity, other than a debt or obligation contracted by each Management Company. As of the Closing Date, each Management Company has no liabilities of any nature, other than as may be contained in the Management Agreements.

             K. Neither Management Company owns any real property nor has any bank accounts.

             L. Each Management Company is not in default in the payment of the rent due under any leases in which it is the lessee, and is not in default in the performance or observance of any of the other material terms, covenants or conditions to be kept, observed or performed by it under any of such leases.

             M. Neither Management Company is a party to any written express or implied (1) contract for the employment of any officer or individual employee; (2) pension, profit-sharing, bonus, deferred compensation, retirement, stock option,





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
stock purchase or other benefit plan in effect with respect to employees or others; or (3) other material contract not made in the ordinary and usual course of business.

             N. There are no investigations, actions, suits, proceedings or claims pending or threatened against or affecting the Seller, either Management Company, their respective properties or businesses or any of the licenses, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Neither Management Company is operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board agency or instrumentality, domestic or foreign.

             O. Each Management Company has complied, in all material respects, with all laws, ordinances, regulations and orders, including, without limitation, all FCC Rules, applicable to its business and properties.

             P. The Seller and each Management Company has filed, or is in the process of preparing for filing, all federal, state and local income and other tax returns, and all workmen's compensation and similar returns, required to be filed, and has paid or made due provision for the payment of all taxes or other amounts which may be required or due under any such return. Neither Management Company is under audit for any open years by any federal, state or local authority for any income tax or workmen's compensation liability with respect to its





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
business.

             Q. Since the date of the latest financial statements of the Management Companies furnished to the Purchaser there has been (1) no material adverse change in the financial condition or in the operations of the business of the Management Companies; (2) no material damage, destruction or loss not reasonably expected to be covered by insurance affecting the business of each Management Company; and (3) no material adverse changes in the business organization or personnel of each Management Company.

             R. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement will not violate any provisions of any shareholders' agreement or the Articles of Incorporation or Bylaws of either Management Company or result in the breach of, or constitute default under, any lease or indenture, mortgage, note, agreement or other financing agreement to which either Management Company is a party or to which the property of each Management Company is subject.

             S. All corporate actions required of the each Management Company for the consummation of the transaction contemplated hereby have been taken. All corporate reports and returns required to be filed by each Management Company with the jurisdiction in which it is incorporated have been filed, or are in the process of being prepared for filing, and all of its minute books, stock record books and related corporate records are substantially current and complete.

             T. Neither Seller nor either Management Company has been convicted of a felony and is not otherwise subject to a denial of federal benefits, including FCC benefits, pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. 853a.

             U. No filing with or approval or authorization of any governmental authority or other third party is required for Seller to enter into and to perform its obligations under this Agreement.

             V. No representation or warranty made by Seller in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the common stock of each Management Company with proper information regarding the business and affairs of each Management Company.

       6.    Representations and Warranties of the Purchaser.

             The Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

             A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

             B. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement will not violate any provisions of any shareholders' agreement or the Articles of Incorporation or Bylaws of the Purchaser or result in the breach of, or constitute





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
default under, any lease or indenture, mortgage, note, agreement or other financing agreement to which the Purchaser is a party or to which the property of the Purchaser is subject.

             C. All corporate actions required of the Purchaser for the consummation of the transaction contemplated hereby have been taken. All corporate reports and returns required to be filed by the Purchaser with the jurisdiction in which it is incorporated have been filed, or are in the process of being prepared for filing, and all of its minute books, stock record books and related corporate records are substantially current and complete.

             D. No filing with or approval or authorization of any governmental authority or other third party is required for the Purchaser to enter into and to perform its obligations under this Agreement.

             E. Purchaser has not been convicted of a felony and is not otherwise subject to a denial of federal benefits, including FCC benefits, pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. 853a.

             F. No representation or warranty made by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading or necessary in order to provide Seller, as a prospective purchaser of common stock of Purchaser, with proper information regarding the business and affairs of Purchaser.





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
       7. Compliance with FCC Rules. This Agreement may be subject to the Act and the FCC Rules. The consummation of the transactions contemplated by this Agreement shall be made, in all cases, in accordance with the Act and the FCC Rules. If the consummation of the transactions contemplated by this Agreement shall be held by the FCC or a court of competent jurisdiction to be violative of the Act, the parties shall use their best efforts in good faith to arrange for the consummation of those transactions (without any practical alteration of the consideration to be received by either party) in a manner consistent with the requirements of the Act.

       8.    Additional Undertakings of Seller With Respect To
             Each Management Company.

             Seller covenants to Purchaser that as sole shareholder of each Management Company, it will elect directors of each Management Company who shall take such action as may be necessary to assure that from the date of this Agreement to the Closing Date, each Management Company shall: (1) conduct no business except consistent with the terms and conditions of the Management Agreements to which it is a party; (2) at its expense, maintain all of its property in customary repair, order and condition, reasonable wear and tear and damage by fire or other unavoidable casualty excepted; (3) maintain its books of account and records in the ordinary and usual manner; (4) not amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other person or entity, change in any manner the rights of its common stock, or change in any





                                       15
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manner the character or its business; (5) not issue or grant any warrants or stock options of any nature or issue any additional shares of its stock, or declare any stock dividends on its shares of stock; and (6) not become a party to any contract, agreement or other instrument without the prior written consent of Purchaser.

       9.    Conditions Precedent to the Acquisition and
             Sale Of the Shares.

             A. The acquisition of the Shares by the Purchaser under this Agreement is subject to the satisfaction, as of the Closing, of each of the following conditions precedent, any of which may be waived, in whole or in part, in writing by Purchaser at or prior to Closing:

                    (1) All of the representations and warranties made by the Seller in this Agreement being true and correct with the same force and effect as though such representations and warranties had been made on and as of such date.

                    (2) The Seller and each Management Company performing all covenants and obligations and complying with all conditions required by this Agreement to be performed or complied with by any of them on or before the Closing Date.

                    (3) The Seller and/or each Management Company delivering to the Escrow Agent an Option and Stock Purchase Agreement in the form attached hereto as Exhibit C, in each case, executed solely by the shareholder of each Licensee, pursuant to which the shareholder of each Licensee grants to one of the Management Companies the option to acquire the all of the stock of such





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
Licensee pursuant to the terms and conditions contained therein.

             B. The sale of the Shares by the Seller under this Agreement is subject to the satisfaction, as of the Closing, of each of the following conditions precedent, any of which may be waived, in whole or in part, in writing by Seller at or prior to Closing:

                    (1) All of the representations and warranties made by the Purchaser in this Agreement being true and correct with the same force and effect as though such representations and warranties had been made on and as of such date.

                    (2) The Purchaser performing all covenants and obligations and complying with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                    (3) The Purchaser tendering the Purchase Price in the form and manner described herein.

       10.   Documents to be Delivered at Closing.  At or prior to Closing:

             A.     The Seller shall deliver the following:

                    (1) All of the documents required to be delivered to the Purchaser pursuant to paragraph 4 hereof, to the Purchaser.

                    (2) One or more stock certificate representing the Shares, of each Management Company, together with assignment documents executed in blank for each certificate, to the Escrow Agent.





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
                    (3) The Option and Stock Purchase Agreement in the form attached hereto as Exhibit C, in each case, executed solely by the shareholder of each Licensee, to the Escrow Agent.

                    (4) Releases, in the form attached hereto as Exhibit D, from the Seller in favor of each Management Company.

             B.  The Purchaser shall deliver the following:

                    (1) That part of the Purchase Price set forth in paragraph 2.B.(1) to Seller.

                    (2) The Stock Option Agreement described in Exhibit B to the Escrow Agent.

                    (3) That part of the Purchase Price set forth in paragraph 2.B.(3) to Seller.

       11. Deliveries by Escrow Agent. At such time as the Shares are transferred of record to Purchaser, Seller and Purchaser shall deliver proof thereof to the Escrow Agent (or jointly advise Escrow Agent that such transfers have occurred). Immediately upon receipt of such proof, Escrow Agent shall release the Option and Stock Purchase Agreements to Purchaser and shall release the Stock Option Agreement to Seller.

       12.   Duties of Escrow Agent.

             A. The parties hereto agree that Escrow Agent's duties are limited to the safekeeping of the Option and Stock Purchase Agreements and the Stock Option Agreement. Escrow Agent shall not be liable for any act or omission done





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
in good faith or for any claim, demand, loss or damage made or suffered by a party hereto, except as may arise from Escrow Agent's willful misconduct or gross negligence.

             B. The Seller and the Purchaser each shall indemnify, hold harmless and defend Escrow Agent from and against any and all claims, losses, liabilities, damages and expenses, including reasonable attorneys' fees, court costs and litigation expenses arising out of Escrow Agent's duties hereunder, except as may arise from Escrow Agent's willful misconduct or gross negligence. The Seller and the Purchaser each shall also indemnify, hold harmless and defend Escrow Agent from and against any and all claims, losses, liabilities, damages and expense in the event this Agreement is held unenforceable or held to be in violation of any law or reporting requirement or in violation of any securities law.

             C. If Escrow Agent receives any conflicting instructions or demands from the parties, he is authorized to interplead the parties in a court having competent jurisdiction and deposit the documents described in paragraph A hereof, with that court. Upon such court's acceptance of jurisdiction, the duties of the Escrow Agent under the Agreement shall terminate. Escrow Agent shall not be deemed a party to this Agreement except to the extent Escrow Agent is required to act under the terms of the escrow herein. Any reasonable fees or expenses of Escrow Agent which relate to his responsibilities hereunder shall be paid by one half by the Purchaser and one half by the Seller at such time as the Escrow Agent shall demand.

       13.   Indemnification.

             A. Seller shall indemnify and hold harmless, absolutely, unconditionally and forever, the Purchaser, its representatives, successors and assigns forever from and against any and all damages resulting from any breach of any warranty or representation contained herein and against any and all demands, claims, actions or causes of action, assessments, losses or damages ("Claims") arising out of or resulting from or by reason of any claims, obligations, debts, demands or liabilities existing against each Management Company prior to and including the Closing Date and not disclosed in accordance with this Agreement, including any schedule attached hereto, or thereafter coming into being by reason of any state of facts existing prior to and including the Closing Date and not disclosed to Purchaser in accordance with this Agreement. The period of such indemnification shall be four (4) years from the Closing Date. The indemnities contained in this paragraph shall include reasonable expenses and attorneys' fees incurred by the Purchaser or either Management Company in the handling or resolving of any matter set forth in this paragraph. In the event of any matter for which relief under this paragraph is sought, the Purchaser shall forthwith notify Seller in writing of such matter and grant Seller a reasonable time within which to cure any such matter at its own cost or expense. In addition, if the Purchaser receives or has notice of any matter for which relief under this paragraph is sought the Purchaser shall, within fifteen (15) days after obtaining knowledge thereof, notify Seller of any such matter. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Purchaser shall bear any amount of loss resulting directly from a failure to give a timely notice. If such matter relates to a claim, assessment or demand asserted by a third party (including without limitation any governmental agency or body) against the Purchaser or either Management Company and if Seller acknowledges its obligations to indemnify and hold harmless under this paragraph, Seller shall have the right to employ such counsel as it desires to defend any such claim, assessment or demand asserted against the Purchaser or either Management Company. Purchaser shall have the right to participate in the defense of any said claim, assessment or demand at its own cost and expense. So long as the Seller is defending in good faith any such claim, assessment or demand, (i) the Purchaser shall not settle such claim, assessment or demand and (ii) the Seller shall notify Purchaser of any settlement offer, and (iii) any settlement of such claim, assessment or demand made without the consent of the Seller, shall not be subject to the indemnity under this paragraph.

             B. The Purchaser shall indemnify and hold harmless, absolutely, unconditionally and forever, the Seller, its representatives, successors and assigns forever from and against any and all damages resulting from any breach of any warranty or representation contained herein. The period of such indemnification shall be four (4) years from the Closing Date. The indemnities contained in this paragraph shall include reasonable expenses and attorneys' fees incurred by the Seller in the handling or resolving of any matter set forth in this paragraph. In the event of any matter for which relief under this paragraph is sought, the Seller shall forthwith notify the Purchaser in writing of such matter and grant the Purchaser a reasonable time within which to cure any such matter at its own cost or expense. In addition, if the Seller receives or has notice of any matter for which relief under this paragraph is sought, the Seller shall, within fifteen (15) days after obtaining knowledge thereof, notify the Purchaser of any such matter. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Purchaser shall bear any amount of loss resulting directly from a failure to give a timely notice. If such matter relates to a claim, assessment or demand asserted by a third party (including without limitation any governmental agency or body) against the Seller and if the Purchaser acknowledges its obligations to indemnify and hold harmless under this paragraph, the Purchaser shall have the right to employ such counsel as it desires to defend any such claim, assessment or demand asserted against the Seller. The Seller shall have the right to participate in the defense of any said claim, assessment or demand at his own cost and expense. So long as the Purchaser is defending in good faith any such claim, assessment or demand, (i) the Seller shall not settle such claim, assessment or demand and (ii) the Purchaser shall notify the Seller of any settlement offer, and (iii) any settlement of such claim, assessment or demand made without the consent of the Purchaser, shall not be subject to the indemnity under this paragraph.

             C. The foregoing rights of indemnity are in addition to, and not in limitation of, any rights which either party may have against the other pursuant to the Stock Option

Agreement attached hereto as Exhibit B.

       14. Specific Performance. Seller, agrees that, in the event that Seller fails to execute its obligations under this Agreement in good faith, due to the unique nature of the subject matter of this Agreement, Purchaser would be irreparably damaged, which damage could not be adequately compensated except by specific performance of this Agreement. Purchaser shall therefore have the right and remedy to have the provisions of this Agreement specifically enforced by any court having jurisdiction. Purchaser's right to specific performance does not preclude the exercise of any other rights and remedies available to Purchaser.

       15. Assignment. Neither Seller nor Purchaser shall have the right to assign any or all of its respective rights hereunder.

       16. Entire Agreement. This Agreement and the documents referred to herein represent the entire agreement of the parties relating to the purchase and sale of the Shares. All prior negotiations between the parties are merged in this Agreement and there are no understandings or agreements other than those incorporated herein. This Agreement may not be modified except by an instrument in writing duly executed by the parties.

       17.   Survival of Representations and Warranties.

             A. The representations, warranties and indemnities set forth in this Agreement shall remain operative and shall survive the closing under this Agreement.

             B. All terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.

       18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered by certified mail, return receipt requested, or by overnight carrier, properly addressed and postage prepaid or by facsimile with a hard copy sent by overnight mail to the following addresses, or to such other addresses as each party may designate from time to time in writing to the party:

             (i)    if to the Seller, to:

                    c/o K. Steven Roberts, Attorney at Law
                    641 Fifth Avenue, 29th Floor
                    New York, N.Y.  10022

             (ii)   if to Purchaser to:

                    Chadmoore Wireless Group, Inc.
                    4720 Polaris Street
                    Las Vegas, Nevada  89104
                    Attention: Robert W. Moore, President

             (iii)  with a copy (which shall not constitute notice) to:

                    Marjorie Conner, Esquire
                    Keck, Mahin & Cate
                    1201 New York Avenue, N.W., PH
                    Washington, D.C.  20005

       19.   Expenses.    All expenses incurred by or on behalf of any party
hereto in connection with the authorization, preparation, execution and consummation of this Agreement and the sale and purchase of the Shares contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party who or which has incurred the same.

       20. Responsibility for Brokers. Neither party will bear the cost of or be responsible for the fees of any broker, consultant or advisor engaged by the other party in connection with this transaction.

       21. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of New York.

       22. Jurisdiction; Appointment of Agent for Service of Process: Seller hereby consents to the jurisdiction of the United States District Court for the Southern District of New York for all matters arising hereunder and hereby appoints K. Steven Roberts, Attorney at Law, 641 Fifth Avenue, 29th Floor, New York, NY 10022 to receive service of process on its behalf, provided that a copy of any complaint or other document filed in such court shall be sent to Seller in the manner set forth in paragraph 18 at the time such document is serviced on K. Steven Roberts. Seller hereby agrees to waive, to the extent lawfully possible, any defense based on forum non conveniens or lack of personal jurisdiction.

       23. Confidentiality. The parties recognize the importance of maintaining the confidentiality of this transaction. Accordingly, the parties shall agree in writing on the form of any disclosure of the details of this transaction to any third party. The parties agree that the foregoing shall not apply to disclosures required by any law, rule, regulation or court order, or any information which may have been disclosed to the public or third parties prior to the date hereof.

       24. Interpretation. Both parties have been actively represented by counsel in connection with the preparation and negotiation of this Agreement. This Agreement has been prepared and the negotiations in relation with this Agreement have been carried on by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and simply and not strictly for or against either of the parties hereto.

       24. Counterparts. This Agreement is being executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                  LIBERO LIMITED


                                  By: /s/ K. Steven Roberts
                                      -----------------------------------------
                                      K. Steven Roberts
                                  Its: Attorney in fact


ATTEST:                           CHADMOORE WIRELESS GROUP, INC.


/s/ William C. Bossung            By: /s/ Robert W. Moore
- --------------------------------      -----------------------------------------
William C. Bossung                    Robert W. Moore
Secretary                             President





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